Archstone-Smith

Salomon Smith Barney Conference

Naples, Florida

March 2003

Archstone-Smith Profile

Apartment communities(1)	287
Apartment units(1)	100,000
Equity market capitalization	$5.3 billion
Total market capitalization	$9.4 billion
Forbes 500 Ranking	371

(1)	Includes operating units, units under construction, and units the Company has a direct ownership in as of December 31, 2002.

Apartments as investments

   Real estate fundamentals provide stability and growth

•	High margin business

•	Stable cash flows

•	Current income

•	Stock valuation backed by real assets

Very favorable demographic trends
   Principal rental age group will begin to increase significantly

Ages 20 -29

     [The following table was depicted as a line graph in the presentation. The figures for each year represent the U.S. population ages 20-29 (in millions).]

	1986	1987	1988	1989	1990	1991	1992	1993	1994	1995	1996

20-29	42.637	42.049	41.394	40.818	40.371	39.869	39.187	38.355	37.496	36.887	36.441

	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007

	36.308	36.253	36.235	36.33	36.387	36.775	37.339	37.884	38.459	39.075	39.544

	2008	2009	2010	2011	2012	2013	2014

	40.028	40.504	40.947	41.415	41.773	42.036	42.321

Source: American Council of Life Insurers

Archstone-Smith
   Our investment strategy

•	Invest in protected markets

–	Limited land availability

–	Expensive single family homes

–	Diverse economic base

Archstone-Smith
   83% in Core Protected Markets

     [The following information was depicted on a United States map]

Washington DC Area	35.0%
Southern California	13.0%
San Francisco Bay Area	9.0%
Chicago	9.0%
Southeast Florida	7.0%
Boston	5.0%
Seattle	3.0%
Greater NYC Metro Area	2.0%

Based on net operating income for the three months ended December 31, 2002.

Protected vs. Non-Protected Markets
   Lowest occupancy levels 1982 — 2002(1)

Protected
Boston	94.6%
Washington DC	94.5%
Bay Area	94.5%
Los Angeles	93.8%
Chicago	93.5%
San Diego	92.5%

Non-Protected
Atlanta	88.8%
Denver	87.1%
Phoenix	84.3%
Dallas	83.5%
Houston	81.6%
San Antonio	80.6%

(1)	Source: REIS Data

Washington D.C.
   Local economy fueled by consistency of the federal government

•	35% of our property portfolio

This slide shows a map with all of our garden and high-rise communities in the greater Washington DC metropolitan area and an aerial map illustrating the location of the high-rise properties in the Crystal City area.

Manhattan
   An opportunity to expand the high-rise division

•	101 West End Avenue

•	506 units

•	$209 million purchase price

–	$83 million of equity (all tax deferred exchange proceeds)

–	$126 million of tax exempt bonds

•	Year built: 2000

•	Date acquired: May 2002

•	First public apartment REIT to own a stabilized asset in Manhattan

Intense focus on innovation operations
   Revenue Management

•	Pricing model forecasts demand for our product

•	Offers real time amenity-tiered pricing structure and customized leases

•	Allows our leasing consultants to focus on sales and service

•	Rolled out in 100% of our garden and majority of our high-rise properties

•	LRO recommends a “potential effective rent” for each unit

–	Concessions become a marketing tool

•	# 1 or 2 in 82% of our markets based on Q4 2002 same store revenues

Operations update
   Year-to-date same store revenues through February 2003

•	1.3% decline from first two months of 2002

•	First two months of Q1 2003 essentially flat sequentially compared with first two months of Q4 2002

•	Approximately 1¢ impact on Q1 2003 expenses from record winter storms

Implement best practices from leaders in Corporate America
   Focus on serving customers

•	Technological advances

–	Internet based credit scoring model

–	Direct debit rent payments

–	Online leasing and service requests

–	New property operating system (MRI)

•	Marketing advances

–	Seal of service guarantees

–	Rapid refund program

Archstone-Smith
   Strong balance sheet and financial flexibility

•	Strong investment grade ratings

	– S&P	BBB+

	– Moody’s	Baa1

	– Fitch	BBB+

•	Over $450 million of liquidity

•	$800 million — $1 billion of remaining dispositions to fund investment opportunities

•	Low leverage: 44% debt to market cap

     All data as of December 31, 2002

Stable and growing dividend

     [The following information was depicted as a line graph in the presentation]

Common share dividend per share in 1992:	$0.70
Common share dividend per share in 1993:	$0.82
Common share dividend per share in 1994:	$1.00
Common share dividend per share in 1995:	$1.15
Common share dividend per share in 1996:	$1.24
Common share dividend per share in 1997:	$1.30
Common share dividend per share in 1998:	$1.39
Common share dividend per share in 1999:	$1.48
Common share dividend per share in 2000:	$1.54
Common share dividend per share in 2001:	$1.64
Common share dividend per share in 2002:	$1.70
Common share dividend per share in 2003:	$1.71

•	Provides current income

•	Current yield: 8.0%

•	11 consecutive years of dividend increases

•	167% increase in dividend since 1991

Growth and stability enhance long term returns

     Ten-year average annual total return

     [The following information was depicted as a bar chart in the presentation]

ASN	13.3%
DJIA	12.0%
NAREIT	10.2%
S & P 500	9.3%
NASDAQ	7.4%

Source: Bloomberg January 1, 1993 — December 31, 2002